EXHIBIT 99.1
National Energy Group, Inc.
4925 Greenville Ave
Suite 1400
Dallas, TX 75206-4085
January 5, 2006
To:     Common Stockholders of National Energy Group, Inc.

Re:	Action by Written Consent in Lieu of Meeting of Stockholders
     This shall serve as notice to you, as a holder of shares of common stock of National Energy Group, Inc., a Delaware corporation (the “Company”) that effective as of December 7, 2005, AREP Oil & Gas LLC, as the holder of a majority of the issued and outstanding shares of common stock of the Company, executed and delivered to the Company a written consent in lieu of a meeting of stockholders of the Company approving an Agreement and Plan of Merger, dated as of December 7, 2005, by and among the Company, AREP Oil & Gas, NEG IPOCO, Inc., which we call Newco, and American Real Estate Holdings Limited Partnership, pursuant to which, among other things, the Company will be merged with and into Newco. A copy of such written consent is attached hereto as Annex A.
     The following is a brief summary of certain provisions of the Agreement and Plan of Merger, the full text of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 8, 2005. Reference is made to such filing for a more detailed description of the transactions. The Company will send you a copy of this Form 8-K and the documents attached thereto upon your request.
     The transaction, which is conditioned upon the consummation of an initial public offering of common stock by Newco, will terminate if the offering has not closed on or prior to December 1, 2006. Giving effect to the merger, but without taking into account the issuance of Newco common stock in the offering, each of the holders of Company common stock (including AREP Oil & Gas) will receive shares in Newco representing, in the aggregate, a 7.990% economic interest in the entire equity of a combination or consolidation of entities which will include 100% of the equity interests in each of the Company, AREP Oil & Gas, National Onshore LP (formerly TransTexas Gas Corporation) and National Offshore LP (formerly Panaco, Inc.), including the recently acquired Minden Field assets. The minority stockholders of the Company will receive, in exchange for their Company common stock, Newco common stock representing 3.987% of such economic interest and AREP Oil & Gas will receive, in exchange for its Company common stock, Newco common stock representing the remaining 4.003% economic interest.
     This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption from such act.
     Pursuant to Sections 211 and 228 of the Delaware General Corporation Law, no additional actions by the stockholders of the Company are necessary to approve the above taken actions. The Company will distribute an Information Statement to its stockholders pursuant to

Section 14(c) of the Securities Exchange Act of 1934 at least twenty days prior to the consummation of the merger.
     For further information you may refer to the Company’s website at www.negx.com or contact the undersigned at (214) 692-9211 with any questions regarding this notice.

Sincerely,
/s/ Philip D. Devlin

Philip D. Devlin Secretary

WRITTEN CONSENT
IN LIEU OF MEETING OF STOCKHOLDERS OF
NATIONAL ENERGY GROUP, INC.
     The undersigned, AREP Oil & Gas LLC (the “Stockholder”), a Delaware limited liability company and the record holder of 5,597,824 shares of common stock, par value $0.01 per share (“Common Stock”), of National Energy Group, Inc., a Delaware corporation (the “Company”), which constitute a majority of the issued and outstanding shares of Common Stock, acting in lieu of a meeting pursuant to applicable law, including pursuant to Section 228 of the General Corporation Law of the State of Delaware, and pursuant to the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company, does hereby consent to the taking of the following actions and the adoption of the following resolution:
Merger Agreement
     WHEREAS, the Board of Directors of the Company (the “Board”) has (i) determined that it is in the best interests of the holders of the Company’s Common Stock, other than the Stockholder and its affiliates, that the Company enter into an Agreement and Plan of Merger, dated as of December 7, 2005 (the “Merger Agreement”), by and among the Company, the Stockholder, American Real Estate Holdings Limited Partnership, a Delaware limited partnership, and NEG IPOCO, Inc. (“IPO Co.”), pursuant to which, among other things, the Company will be merged with and into IPO Co. (the “Merger”), whereupon the separate existence of the Company shall cease, and IPO Co. shall be the surviving entity of the merger as further described in the Merger Agreement; and (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger.
     NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby approved and adopted.
     The undersigned hereby directs that this consent be delivered, by hand or by certified or registered mail, return receipt requested, to the Company by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders of the Company are recorded, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has duly executed this consent on the date written below.

AREP OIL & GAS LLC By: American Real Estate Holdings Limited Partnership By: American Property Investors, Inc.
By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Chief Executive Officer

Dated: December 7, 2005